Exhibit 99.1

February 18, 2020	Edward Vallejo
Vice President, Investor Relations
856-955-4445
edward.vallejo@amwater.com

Maureen Duffy
Senior Vice President, Communications and External Affairs
856-955-4163
maureen.duffy@amwater.com

AMERICAN WATER REPORTS STRONG 2019 RESULTS

•	2019 diluted GAAP earnings per share at $3.43, compared to $3.15 in 2018; adjusted diluted earnings per share (EPS) at $3.61 (a non-GAAP measure), a 9.4% increase over 2018 adjusted EPS of $3.30

•	Affirm 2020 earnings guidance range of $3.79 to $3.89 per diluted share, and long-term EPS compound annual growth rate (CAGR) of 7 to 10% range, anchored off of 2018 adjusted EPS

CAMDEN, N.J., Feb. 18, 2020 - American Water Works Company, Inc. (NYSE: AWK) today reported GAAP results for the fourth quarter 2019 of $98 million, or $0.54 per diluted share, compared to $112 million, or $0.62 per diluted share, for the fourth quarter of 2018. The operations of Keystone Clearwater Solutions (Keystone) were disposed of at a pre-tax loss of $44 million, $35 million after tax, or $0.19 per diluted share. Excluding that loss, fourth quarter results were $133 million, or $0.73 per diluted share.
For the year ended Dec. 31, 2019, GAAP results were $621 million, or $3.43 per diluted share, compared to $567 million, or $3.15 per diluted share, in 2018. For the year, excluding the Keystone loss and the favorable impact of $0.01 per diluted share related to an insurance settlement reflected in the first quarter, results were $653 million, or $3.61 per diluted share.
"We continued our strong growth in 2019 through outstanding execution and performance by our employees," said Susan Story, president and CEO. "Our 2019 adjusted EPS increased 9.4% over adjusted 2018. We invested $1.7 billion in our water and wastewater systems to ensure safe, clean and reliable water and water services for our customers. And we added 67,000 new customers through closed acquisitions and organic growth, and look forward to welcoming an additional 44,200 customers through signed acquisitions following regulatory approval.
"We are also affirming our 2020 EPS guidance of $3.79 to $3.89, and remain confident in our ability to achieve 7 to 10% growth in our long-term EPS. We plan to make $8.8 billion to $9.4 billion of needed investment over the next five years, and between $20 billion to $22 billion over the next ten years," added Story.
“Additionally, we are proud to have been named to the Global 100 Index, an announcement made in Davos, Switzerland last month by Corporate Knights, Inc. as one of the world’s 100 most sustainable corporations. American Water was ranked #16 overall, joining only 16 other U.S. companies and the only U.S. utility named to the list. This is in addition to some of our major and most recent ESG recognitions including inclusion in the 2019 and 2020 Bloomberg Gender-Equality Index, Barron’s 100 Most Sustainable Companies ranking, a top-scoring (100%) Company on the Disability Equality Index (DEI), and 2020 Military Friendly Gold Employer and Military Friendly Spouse Employer designations.”

PRESS RELEASE	1	www.amwater.com

Consolidated Results Adjusted Earnings per Share Reconciliation (A Non-GAAP, unaudited measure)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018
Diluted earnings per share (GAAP):
Net income attributable to common shareholders	$0.54	$0.62	$3.43	$3.15
Adjustments:
Loss on sale of Keystone operations	0.24	—	0.24	—
Income tax impact	(0.05)	—	(0.05)	—
Net adjustment	0.19	—	0.19	—

Freedom Industries settlement activities	—	—	(0.02)	(0.11)
Income tax impact	—	—	0.01	0.03
Net adjustment	—	—	(0.01)	(0.08)

Gain on sale of Contract Services Group contracts	—	—	—	(0.08)
Income tax impact	—	—	—	0.02
Net adjustment	—	—	—	(0.06)

Keystone impairment charge	—	—	—	0.31
Income tax impact	—	—	—	(0.08)
Net loss attributable to noncontrolling interest	—	—	—	(0.01)
Net adjustment	—	—	—	0.22

Impact of re-measurement from the TCJA	—	0.07	—	0.07

Total net adjustments	0.19	0.07	0.18	0.15

Adjusted diluted earnings per share (non-GAAP)	$0.73	$0.69	$3.61	$3.30
For the year 2019, diluted earnings per share (GAAP) were $3.43, compared to $3.15 in the same period of 2018, which includes the items identified in the table above and discussed in greater detail in “Adjustments to GAAP ” below.
Excluding the net adjustments identified in the table above, adjusted earnings per share (a non-GAAP measure) were $3.61 in 2019, an increase of $0.31 per diluted share, or 9.4%, compared to adjusted 2018. These results were driven by continued growth in the Regulated Businesses, resulting from infrastructure investment, acquisitions and organic growth, combined with strong results in the Market-Based Businesses, mainly from Homeowner Services Group. These increases were partially offset by higher interest expense supporting growth in the business at the parent.
In 2019, the Company made capital investments of $1.9 billion, including $1.7 billion dedicated primarily to improving infrastructure in the Regulated Businesses.
For the fourth quarter of 2019, diluted earnings per share (GAAP) were $0.54, compared to $0.62 in the same period of 2018, which includes the item identified in the table above and discussed in greater detail in “Adjustments to GAAP ” below.
Excluding the adjustment identified in the table above, adjusted earnings per share (a non-GAAP measure) were $0.73 for the fourth quarter of 2019, compared to $0.69 in the same period in 2018. These results were driven by solid growth in both the Regulated Businesses and Market-Based Businesses partially offset by higher interest expense supporting growth in the business at the parent.

PRESS RELEASE	2	www.amwater.com

Regulated Businesses Adjusted Net Income Reconciliation (A Non-GAAP, unaudited measure)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018
Net income (GAAP)	$152	$118	$654	$602
Adjustments:
Impact of Freedom Industries settlement activities	—	—	(4)	(20)
Income tax impact	—	—	1	5
Net adjustment	—	—	(3)	(15)

Impact of the Tax Cuts and Jobs Act	—	—	—	8

Total net adjustments	—	—	(3)	(7)

Adjusted net income (non-GAAP)	$152	$118	$651	$595
For the year 2019, net income in the Regulated Businesses (GAAP) was $654 million, compared to $602 million for the same period in 2018, which includes the items identified in the table above and discussed in greater detail in “Adjustments to GAAP ” below.
Excluding the adjustments identified in the table above, adjusted net income in the Regulated Businesses (a non-GAAP measure) was $651 million, compared to $595 million for the same period in 2018. These results were driven by an increase in Regulated revenue of $110 million, primarily driven by additional authorized revenue to support infrastructure investments, acquisitions and organic growth. The Company had higher O&M expense of $23 million to support regulated acquisitions and other growth. Depreciation and interest expense increased $44 million from infrastructure investment growth.
For the year 2019, the Company received additional annualized revenues of $45 million from general rate cases and step increases, and $53 million in additional annualized revenues from infrastructure surcharges. The Company is awaiting final orders for general rate cases in three states and filed for infrastructure surcharges in one state for a total annualized revenue request of $126 million. The extent to which requested rate increases will be granted by the applicable regulatory agencies will vary.
The adjusted regulated O&M efficiency ratio (a non-GAAP financial measure) for 2019 was 34.5%, compared to 35.6% for 2018. The improvement in the Company's adjusted O&M efficiency ratio in 2019 when compared to 2018 was due to an increase in operating revenues as well as continued focus on operating costs of the Regulated Businesses.
In the fourth quarter of 2019, net income in the Regulated Businesses (GAAP) was $152 million, compared to $118 million for the same period in 2018. These results were driven by an increase in Regulated revenue of $54 million, primarily driven by additional authorized revenue to support infrastructure investments, acquisitions, and organic growth. The Company had higher O&M expense of $4 million to support regulated acquisitions and other growth. Depreciation, interest, and general taxes increased $14 million, mainly from infrastructure investment growth.

PRESS RELEASE	3	www.amwater.com

Market-Based Businesses Adjusted Net Income Reconciliation (A Non-GAAP, unaudited measure)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018
Net (loss) income (GAAP)	$(18)	$14	$46	$32
Adjustments:
Loss on sale of Keystone operations	44	—	44	—
Income tax impact	(9)	—	(9)	—
Net adjustment	35	—	35	—

Impairment charge	—	—	—	57
Income tax impact	—	—	—	(15)
Net loss attributable to noncontrolling interest	—	—	—	(2)
Net adjustment	—	—	—	40

Gain on sale of portion of Contract Services Group contracts	—	—	—	(14)
Income tax impact	—	—	—	4
Net adjustment	—	—	—	(10)

Total net adjustments	35	—	35	30

Adjusted net income (non-GAAP)	$17	$14	$81	$62
For the year 2019, net income in the Market-Based Businesses (GAAP) was $46 million, compared to $32 million for the same period in 2018, which includes the items identified in the table above and discussed in greater detail in “Adjustments to GAAP ” below.
Excluding the adjustments identified in the table above, adjusted net income in the Market-Based Businesses (a non-GAAP measure) was $81 million, compared to $62 million for the same period in 2018. These results were primarily driven by organic growth of the Homeowner Services Group and from the addition of two new contracts in 2018 in our Military Services Group (Wright-Patterson Air Force Base and Fort Leonard Wood).
In the fourth quarter of 2019, net loss in the Market-Based Businesses (GAAP) was $18 million, compared to $14 million of net income for the same period in 2018, which includes the item identified in the table above and discussed in greater detail in “Adjustments to GAAP” below.
Excluding the adjustment identified in the table above, adjusted net income in the Market-Based Businesses (a non-GAAP measure) was $17 million for the fourth quarter of 2019, compared to $14 million for the same period in 2018. The increase was primarily driven by organic growth of the Homeowner Services Group.
As a part of a strategic review, on Nov. 20, 2019, the Company announced an agreement to sell its New York American Water subsidiary to Liberty Utilities Co. Additionally, on Dec. 12, 2019, the Company announced and completed the sale of its Keystone operation.
Dividends
On Dec. 6, 2019, the Board of Directors declared a quarterly cash dividend payment of $0.50 per share payable on Mar. 4, 2020, to shareholders of record as of Feb. 7, 2020.

PRESS RELEASE	4	www.amwater.com

2020 Earnings Guidance
The Company has affirmed its 2020 earnings guidance range of $3.79 - $3.89 per diluted share. The Company’s earnings forecasts are subject to numerous risks and uncertainties, including, without limitation, those described under “Forward-Looking Statements” below and under “Risk Factors” in its annual and quarterly reports filed with the Securities and Exchange Commission (“SEC”).
Adjustments to GAAP
This press release includes presentations of consolidated adjusted diluted earnings per share (“Adjusted EPS”) as well as adjusted net income for the Regulated Businesses and the Market-Based Businesses. These items constitute “non-GAAP financial measures” under SEC rules. Adjusted EPS is defined as GAAP diluted earnings per common share, excluding the impact of one or more of the following events: (i) a loss on the sale in the fourth quarter of 2019 of the Keystone operations; (ii) previously reported settlement activities related to the Freedom Industries chemical spill in West Virginia; (iii) a gain in the third quarter of 2018 on the sale of the majority of the Contract Services Group’s O&M contracts; (iv) a goodwill and intangible impairment charge in the third quarter of 2018 related to the Keystone operations; and (v) a non-cash re-measurement charge recorded in the fourth quarter of 2018 resulting from the impact of the change in the federal corporate income tax rate on the Company’s deferred income taxes from the enactment of the Tax Cuts and Jobs Act (the “TCJA”) in December 2017. Adjusted net income for the Regulated Businesses is defined as GAAP diluted net income for the Regulated Businesses, excluding the impact of the following events: (i) previously reported settlement activities related to the Freedom Industries chemical spill in West Virginia; and (ii) the non-cash re-measurement charge in the fourth quarter of 2018 associated with the change in the federal corporate income tax rate on the Company's deferred income taxes from the enactment of the TCJA. Adjusted net income for the Market-Based Businesses is defined as GAAP diluted net income for the Market-Based Businesses, excluding the impact of the following events: (i) a loss on the sale in the fourth quarter of 2019 of the Keystone operations; (ii) a goodwill and intangible impairment charge in the third quarter of 2018 related to the Keystone operations; and (iii) a gain in the third quarter of 2018 on the sale of the majority of the Contract Services Group’s O&M contracts. These non-GAAP financial measures supplement the Company’s GAAP disclosures and should not be considered as alternatives to the GAAP measures.
Management believes that the presentation of these non-GAAP financial measures is useful to American Water’s investors because it provides an indication of the Company's baseline performance excluding items that are not considered by management to be reflective of ongoing operating results, and that providing these non-GAAP financial measures will allow investors to better understand the businesses' operating performance and facilitate a meaningful year-to-year comparison of the Company's results of operations. Although management uses these non-GAAP financial measures internally to evaluate American Water’s results of operations, management does not intend results excluding the adjustments to represent results as defined by GAAP, and the reader should not consider them as indicators of performance. These non-GAAP financial measures are derived from American Water’s consolidated financial information but are not presented in its financial statements prepared in accordance with GAAP. These measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. In addition, the Company’s definition of adjusted net income or Adjusted EPS may not be comparable to similarly titled non-GAAP measures used by other companies, and, accordingly, these non-GAAP financial measures may have significant limitations on their use.
Set forth in this release is a table that reconciles each of adjusted net income and Adjusted EPS to its most directly comparable GAAP financial measure.
This press release also includes a presentation of adjusted regulated O&M efficiency ratio, which excludes from its calculation estimated purchased water revenues and purchased water expenses, the impact of certain activities related to the Freedom Industries chemical spill, and the allocable portion of non-O&M support services costs, mainly depreciation and general taxes. This item constitutes a “non-GAAP financial measure” under SEC rules. The items discussed above were excluded from the calculation as they are not reflective of management's ability to increase the efficiency of the Regulated Businesses. In addition to the adjustments discussed above, for period-to-period comparability purposes, the estimated impact of the TCJA on operating revenues for the Regulated Businesses has been presented on a pro forma basis for all periods prior to January 1, 2018, as if the lower federal corporate income tax rate was in effect for these periods, and excluded from operation and maintenance expenses is the impact of the Company’s January 1, 2018 adoption of Accounting Standards Update 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Post-Retirement Benefit Cost (“ASU 2017-07”), for 2017, 2018 and 2019.

PRESS RELEASE	5	www.amwater.com

This item is derived from Company’s consolidated financial information but is not presented in its financial statements prepared in accordance with GAAP. This non-GAAP financial measure supplements and should be read in conjunction with the Company’s GAAP disclosures and should not be considered an alternative to any GAAP measure. The Company evaluates its operating performance using this ratio, and believes it is useful to investors, because it directly measures improvement in the efficiency of the Regulated Businesses. This information is intended to enhance an investor's overall understanding of the Company's operating performance and should not be used in place of the GAAP information provided elsewhere in this press release. This ratio is not an accounting measure that is based on GAAP and may not be comparable to other companies' operating measures. Accordingly, this non-GAAP financial measure may have significant limitations on its use.
Set forth in this release is a table that reconciles each of the components used to calculate adjusted regulated O&M efficiency ratio to the most directly comparable GAAP financial measure.
2019 Fourth Quarter & Year-End Earnings Conference Call
The 2019 fourth quarter and year-end earnings conference call will take place on Wednesday, Feb. 19, 2020, at 9 a.m. Eastern Standard Time. Interested parties may listen to the conference call over the Internet by logging on to the Investor Relations page of the Company’s website at ir.amwater.com. Presentation slides that will be used in conjunction with the earnings conference call will also be made available online. The Company recognizes its website as a key channel of distribution to reach public investors and as a means of disclosing information to comply with SEC Regulation FD.
Following the earnings conference call, an audio archive of the call will be available through Feb. 26, 2020. U.S. callers may access the audio archive toll-free by dialing 1-877-344-7529. International callers may listen by dialing 1-412-317-0088. The access code for replay is 10138592. The archived webcast will be available for one year at ir.amwater.com/events.
About American Water
With a history dating back to 1886, American Water is the largest and most geographically diverse U.S. publicly-traded water and wastewater utility Company. The Company employs more than 6,800 dedicated professionals who provide regulated and market-based drinking water, wastewater and other related services to approximately 15 million people in 46 states. More information can be found by visiting amwater.com.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this press release including, without limitation, 2020 earnings guidance, projected long-term earnings and dividend growth, the amount and allocation of projected capital expenditures and related funding requirements; the ability to execute the Company’s current and long-term business, operational and capital expenditures strategies, the outcome of pending acquisition and disposition activity and estimated revenues from rate cases and other government agency authorizations, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could” and or the negative of such terms or other variations or similar expressions. These forward-looking statements are predictions based on the Company’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, financial results of levels of activity, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this press release as a result of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and subsequent filings with the SEC, and because of factors such as: the decisions of governmental and regulatory bodies, including decisions to raise or lower customer rates; the timeliness and outcome of regulatory commissions’ actions concerning rates, capital structure, authorized return on equity, capital investment, system acquisitions and dispositions, taxes, permitting and other decisions; changes in customer demand for, and patterns of use of, water, such as may result from conservation efforts; limitations on the availability of the Company’s water supplies or sources of water, or restrictions on its use thereof, resulting from allocation rights, governmental or regulatory requirements and restrictions, drought, overuse or other factors; changes in laws, governmental regulations and policies, including with respect to environmental, health and safety, consumer privacy, water quality and water quality accountability, emerging contaminants, public utility and tax regulations and policies, and impacts resulting from U.S., state and local elections; weather conditions and events, climate variability patterns, and natural disasters, including drought or abnormally high rainfall, prolonged and abnormal ice or freezing conditions, strong winds, coastal and intercoastal flooding, earthquakes, landslides, hurricanes, tornadoes, wildfires, electrical storms, sinkholes and solar flares; the outcome of litigation and similar governmental and regulatory proceedings, investigations or actions; the risks

PRESS RELEASE	6	www.amwater.com

associated with the Company’s aging infrastructure, and its ability to appropriately maintain and replace current infrastructure, including its operational and technology systems, and manage the expansion of its business; exposure or infiltration of the Company’s technology and critical infrastructure systems, including the disclosure of sensitive, personal or confidential information contained therein, through physical or cyber attacks or other means; the Company’s ability to obtain permits and other approvals for projects; changes in the Company’s capital requirements; the Company’s ability to control operating expenses and to achieve operating efficiencies; the intentional or unintentional actions of a third party, including contamination of the Company’s water supplies or water provided to its customers; the Company’s ability to obtain adequate and cost-effective supplies of chemicals, electricity, fuel, water and other raw materials; the Company’s ability to successfully meet growth projections for the Regulated Businesses and the Market-Based Businesses, either individually or in the aggregate, and capitalize on growth opportunities, including, among other things, with respect to acquiring, closing and successfully integrating regulated operations and market-based businesses, entering into contracts and other agreements with, or otherwise obtaining, new customers in the Market-Based Businesses, and realizing anticipated benefits and synergies from new acquisitions; risks and uncertainties associated with contracting with the U.S. government, including ongoing compliance with applicable government procurement and security regulations; cost overruns relating to improvements in or the expansion of the Company’s operations; the Company’s ability to successfully develop and implement new technologies and to protect related intellectual property; the Company’s ability to maintain safe work sites; the Company’s exposure to liabilities related to environmental laws and similar matters resulting from, among other things, water and wastewater service provided to customers; changes in general economic, political, business and financial market conditions; access to sufficient capital on satisfactory terms and when and as needed to support operations and capital expenditures; fluctuations in interest rates; restrictive covenants in or changes to the credit ratings on the Company or any of its subsidiaries, or on any of their current or future indebtedness, that could increase the Company’s financing costs or funding requirements or affect the ability to borrow, make payments on debt or pay dividends; fluctuations in the value of benefit plan assets and liabilities that could increase the Company’s cost and funding requirements; changes in federal or state general, income and other tax laws, including any further rules, regulations, interpretations and guidance by the U.S. Department of the Treasury and state or local taxing authorities related to the enactment of the TCJA, the availability of tax credits and tax abatement programs, and the Company’s ability to utilize its U.S. federal and state income tax net operating loss carryforwards; migration of customers into or out of the Company’s service territories; the use by municipalities of the power of eminent domain or other authority to condemn the systems of one or more of the Company’s utility subsidiaries, or the assertion by private landowners of similar rights against such utility subsidiaries; any difficulty or inability to obtain insurance for the Company, its inability to obtain insurance at acceptable rates and on acceptable terms and conditions, or its inability to obtain reimbursement under existing insurance programs and coverages for any losses sustained; the incurrence of impairment charges related to the Company’s goodwill or other assets; labor actions, including work stoppages and strikes; the Company’s ability to retain and attract qualified employees; civil disturbances or terrorist threats or acts, or public apprehension about future disturbances or terrorist threats or acts; and the impact of new, and changes to existing, accounting standards.
These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors included in the Company’s annual and quarterly SEC filings, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements speak only as of the date of this press release. The Company does not have or undertake any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the Federal securities laws. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on the Company’s businesses, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.

PRESS RELEASE	7	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Consolidated Statements of Operations
(In millions, except per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018
	(Unaudited)
Operating revenues	$902	$850	$3,610	$3,440
Operating expenses:
Operation and maintenance	412	394	1,544	1,479
Depreciation and amortization	152	141	582	545
General taxes	71	67	280	277
Loss (gain) on asset dispositions and purchases	43	—	34	(20)
Impairment charge	—	—	—	57
Total operating expenses, net	678	602	2,440	2,338
Operating income	224	248	1,170	1,102
Other income (expense):
Interest, net	(98)	(91)	(382)	(350)
Non-operating benefit costs, net	4	10	16	20
Loss on early extinguishment of debt	(4)	(2)	(4)	(4)
Other, net	10	5	33	19
Total other income (expense)	(88)	(78)	(337)	(315)
Income before income taxes	136	170	833	787
Provision for income taxes	38	58	212	222
Consolidated net income	98	112	621	565
Net loss attributable to noncontrolling interest	—	—	—	(2)
Net income attributable to common stockholders	$98	$112	$621	$567

Basic earnings per share: (a)
Net income attributable to common stockholders	$0.54	$0.62	$3.44	$3.16
Diluted earnings per share: (a)
Net income attributable to common stockholders	$0.54	$0.62	$3.43	$3.15
Weighted-average common shares outstanding:
Basic	181	181	181	180
Diluted	181	181	181	180

(a)	Amounts may not calculate due to rounding.

PRESS RELEASE	8	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Consolidated Balance Sheets
(In millions, except share and per share data)

	December 31, 2019	December 31, 2018
ASSETS
Property, plant and equipment	$23,941	$23,204
Accumulated depreciation	(5,709)	(5,795)
Property, plant and equipment, net	18,232	17,409
Current assets:
Cash and cash equivalents	60	130
Restricted funds	31	28
Accounts receivable, net	294	301
Unbilled revenues	172	186
Materials and supplies	44	41
Assets held for sale	566	—
Other	118	95
Total current assets	1,285	781
Regulatory and other long-term assets:
Regulatory assets	1,128	1,156
Operating lease right-of-use assets	103	—
Goodwill	1,501	1,575
Postretirement benefit asset	159	155
Intangible assets	67	84
Other	207	63
Total regulatory and other long-term assets	3,165	3,033
Total assets	$22,682	$21,223

PRESS RELEASE	9	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Consolidated Balance Sheets
(In millions, except share and per share data)

	December 31, 2019	December 31, 2018
CAPITALIZATION AND LIABILITIES
Capitalization:
Common stock ($0.01 par value, 500,000,000 shares authorized, 185,903,727 and 185,367,158 shares issued, respectively)	$2	$2
Paid-in-capital	6,700	6,657
Accumulated deficit	(207)	(464)
Accumulated other comprehensive loss	(36)	(34)
Treasury stock, at cost (5,090,855 and 4,683,156 shares, respectively)	(338)	(297)
Total common shareholders' equity	6,121	5,864
Long-term debt	8,639	7,569
Redeemable preferred stock at redemption value	5	7
Total long-term debt	8,644	7,576
Total capitalization	14,765	13,440
Current liabilities:
Short-term debt	786	964
Current portion of long-term debt	28	71
Accounts payable	203	175
Accrued liabilities	596	556
Accrued taxes	46	45
Accrued interest	84	87
Liabilities related to assets held for sale	128	—
Other	174	196
Total current liabilities	2,045	2,094
Regulatory and other long-term liabilities:
Advances for construction	240	252
Deferred income taxes and investment tax credits	1,893	1,740
Regulatory liabilities	1,806	1,907
Operating lease liabilities	89	—
Accrued pension expense	411	390
Other	78	78
Total regulatory and other long-term liabilities	4,517	4,367
Contributions in aid of construction	1,355	1,322
Commitments and contingencies
Total capitalization and liabilities	$22,682	$21,223

PRESS RELEASE	10	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Adjusted Regulated Operation and Maintenance Efficiency Ratio (A Non-GAAP, unaudited measure)

(Dollars in millions)	2019	2018	2017
Total operation and maintenance expenses (a)	$1,544	$1,479	$1,369
Less:
Operation and maintenance expenses—Market-Based Businesses	393	362	337
Operation and maintenance expenses—Other (a)	(31)	(42)	(44)
Total operation and maintenance expenses—Regulated Businesses (a)	1,182	1,159	1,076
Less:
Regulated purchased water expenses	135	133	128
Allocation of non-operation and maintenance expenses	31	31	29
Impact of Freedom Industries settlement activities (b)	(4)	(20)	(22)
Adjusted operation and maintenance expenses—Regulated Businesses (i)	$1,020	$1,015	$941

Total operating revenues	$3,610	$3,440	$3,357
Less:
Pro forma adjustment for impact of the TCJA (c)	—	—	166
Total pro forma operating revenues	3,610	3,440	3,191
Less:
Operating revenues—Market-Based Businesses	539	476	422
Operating revenues—Other	(23)	(20)	(23)
Total operating revenues—Regulated Businesses	3,094	2,984	2,792
Less:
Regulated purchased water revenues (d)	135	133	128
Adjusted operating revenues—Regulated Businesses (ii)	$2,959	$2,851	$2,664

Adjusted O&M efficiency ratio—Regulated Businesses (i) / (ii)	34.5%	35.6%	35.3%

(a)
Includes the impact of the Company’s adoption of ASU 2017-07, Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Post-Retirement Benefit Cost, on January 1, 2018.

(b)
Includes the impact of settlements in 2017 and 2018 with two of the Company’s general liability insurance carriers, and a reduction in the first quarter of 2019 of a liability, each related to the Freedom Industries chemical spill in West Virginia.

(c)
Includes the estimated impact of the TCJA on operating revenues for our Regulated Businesses for all periods presented prior to January 1, 2018, as if the lower federal corporate income tax rate was in effect for these periods.

(d)	The calculation assumes regulated purchased water revenues approximate regulated purchased water expenses.

PRESS RELEASE	11	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Consolidated Adjusted Net Income Reconciliation (A Non-GAAP, unaudited measure)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018
Diluted earnings per share (GAAP):
Net income attributable to common shareholders	$98	$112	$621	$567
Adjustments:
Loss on sale of Keystone operations	44	—	44	—
Income tax impact	(9)	—	(9)	—
Net adjustment	35	—	35	—

Freedom Industries settlement activities	—	—	(4)	(20)
Income tax impact	—	—	1	5
Net adjustment	—	—	(3)	(15)

Gain on sale of Contract Services Group contracts	—	—	—	(14)
Income tax impact	—	—	—	4
Net adjustment	—	—	—	(10)

Keystone impairment charge	—	—	—	57
Income tax impact	—	—	—	(15)
Net loss attributable to noncontrolling interest	—	—	—	(2)
Net adjustment	—	—	—	40

Impact of re-measurement from the TCJA	—	12	—	12

Total net adjustments	35	12	32	27

Adjusted diluted earnings per share (non-GAAP)	$133	$124	$653	$594

PRESS RELEASE	12	www.amwater.com